UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 1, 2008 (Date of earliest event reported: January 14, 2008)

LAZY DAYS’ R.V. CENTER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)

6130 Lazy Days Boulevard
Seffner, Florida 33584-2968
(Address of Principal Executive Offices, including Zip Code)

(800) 626-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On January 14, 2008, Lazy Days’ R.V. Center, Inc. (the “Company”) entered into Amendment No. 1 to the Third Amended and Restated Credit Agreement (the “Agreement”), originally dated as of July 15, 1999, amended and restated as of July 31, 2002, amended and restated as of May 14, 2004, and amended and restated as of February 22, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent and as Collateral Agent and the Lenders thereto.

The Agreement increases the aggregate Floor Plan Credit Commitment from $85,000,000 to $100,000,000 pursuant to Section 1.1(g) of the Agreement.  The Agreement has terms, rights and obligations substantially similar to the previous Floor Plan Agreement and the Loan Agreement, taken as a whole, in all material respects.  In addition, the Agreement amended related definitions and contained immaterial modifications to various other provisions of the Original Credit Agreement.

This summary is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.44 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    10.44 Amendment No. 1 to the Third Amended and Restated Credit Agreement dated as of January 14, 2008 (the “Agreement”), originally dated as of July 15, 1999, amended and restated as of July 31, 2002, amended and restated as of May 14, 2004, and amended and restated as of February 22, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent and as Collateral Agent and the Lenders thereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Lazy Days' R.V. Center, Inc.

Date: February 1, 2008	By:	/s/ Randall Lay
Name: Randall Lay
Title: Chief Financial Officer